Edward D. Pergament
Registered Patent Attorney
13 Gulf Road
East Brunswick, NJ 08816

October 7, 2005

Royal Capital Management Inc.

Dear Sirs,

This is in response to your inquiry concerning SEC questions as to my participation in preparation and filing of U.S. utility and Patent Cooperation Treaty (PCT) applications in June of 2004.

I did prepare and file these applications related to the method for teaching foreign languages incorporating original solutions, which utilize exposing a person in a subconscious mode perception, followed by exposing the same person to the same information in a conscious mode perception. Among other features, the particular embodiment described in these patent applications provide for:

(a) utilization of illustrations to memorize English words;
(b) listening to correct English pronunciation;
(c) recording student's pronunciation and comparing it with the correct pronunciation;
(d) verification of student's translation from the native language into English and backwards;
(e) typing in English using the English pronunciation playback or text in the native language.

I have no objections to making such a representation to the SEC and I consent to being named in the registration statement on Form SB-2.

If you have any further questions in this regard, please do not hesitate to contact me.

Sincerely,

Edward D, Pergament